                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  AMENDMENT NO. 1
                                                        to
                                                Report on Form 8-K
                                   Filed Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934


Date of Report (Date of
earliest event reported):  January 7, 1997



                                             BATTERIES BATTERIES, INC.
                              ------------------------------------------------------
                              (Exact name of registrant as specified in its charter)

         Delaware                                    0-27994                             13-383-5420
  ----------------------------                   ----------------                     -----------------
  (State or other jurisdiction                   (Commission File                     (I.R.S. Employer
       of incorporation)                              Number)                         Identification No.)



711 Fifth Avenue
New York, New York                                                                         10022
---------------------------------------                                                  ---------
(Address of principal executive offices)                                                 (Zip Code)

Registrant's telephone number, including Area Code:   (212) 223-1260
                                                      ---------------


ITEM 2. ACQUISITION AND DISPOSITION OF ASSETS

         On January 7, 1997 Batteries Batteries, Inc. (the "Company") acquired as of December 31, 1996 the business and related assets of Battery Network, Inc. ("Battery Network") and affiliated companies, a major assembler and wholesale distributor of batteries servicing specialty battery customers nationally. The acquired entities, which operate principally in California, Illinois and New Jersey had combined revenues of approximately $23,000,000 for the year ended December 31, 1996. The purchase was effected through the acquisition of (i) the outstanding capital stock of Battery Network which in anticipation of the acquisition by the Company had merged with Alexander Battery Co. East, Inc. Alexander Battery Co. West, Inc. and Alexander Battery Co. South, Inc. (collectively, "Alexander Battery"), (ii) the outstanding capital stock of W.S. Battery Sales & Company Inc. ("WSB") and (iii) substantially all the assets of WSJ Enterprises, Inc. ("Enterprises"). Battery Network, Alexander Battery, WSB and Enterprises were owned by William Steven Sapp ("WSS") and James Sapp ("JS") and their sister, Susan Grandt ("SG) or their parents, William S. Sapp, the founder of the companies, and Dolores Sapp, or an affiliate, W.S. Battery Sales & Co. Inc. Employee Stock Ownership Plan & Trust (the "ESOP").

         The purchase price consisted of (i) the payment of $8,314,551 in cash, of which $2,000,000 was paid to the ESOP, $6,140,336 was paid to WSS, JS and SG and William S. Sapp in payment of outstanding indebtedness of the acquired companies to them and $174,215 was paid to Enterprises, and (ii) the issuance to WSS, JS and SG of an aggregate of 550,000 shares of Common Stock and five year options to purchase an additional 225,000 shares at an exercise price of $4.50 per share. The cash portion of the purchase price is subject to adjustment to the extent that the combined "net worth" of Battery Network, WSB and Enterprises as of December 31, 1996, based on a combined balance sheet to be prepared exceeds or is less than $8 million.

         The Battery Network agreement also provides WSS, JS and SG with the contingent right to receive additional consideration of up to $1 million in cash, 350,000 shares of Common Stock and five year options to acquire 250,000 shares of Common Stock, of which half are exercisable at $4.50 per share and half are exercisable at $6.00 per share. Payment of the additional consideration is to be based on the excess amount by which the combined "pre-tax income" as defined of the acquired companies and the Company's California subsidiary, Tauber Electronics Inc. ("Tauber"), exceeds (i) $2,100,000 for the year ending December 31, 1997 (the "One Year Period"), (ii) $4,200,000 for the two years ending December 31, 1998 (the "Two Year Period") or (iii) $6,300,000 for the three years ending December 31, 1999 (the "Three Year Period"), with the maximum amount of additional consideration to be paid if the excess for the One Year Period is $400,000, $800,000 for the Two Year Period or $1,200,000 for the Three Year Period. WSS, who was elected President of Battery Network on January 10, 1997, has agreed to supervise the operations of Tauber which conducts its operations from facilities in California.

         Pursuant to the acquisition agreements, WSS, JS and SG entered into employment agreements with Battery Network providing for their employment as officers of Battery Network at a base salary of $100,000 per annum with WSS and JS to be employed for three years and SG for six months. WSS and JS are also to be paid annual bonuses not to exceed $400,000 in the aggregate for the two individuals for any year computed at 30% of the first $300,000 by which the combined pre-tax income of the acquired companies and Tauber exceeds $2,500,000 for the year ending December 31, 1997, $2,750,000 for the year ending December 31, 1998 and $3,025,000 for the year ending December 31, 1999 and 40% of the amount by which the combined pre-tax income for the foregoing years exceed, respectively, $2,800,000, $3,050,000 and $3,325,000. WSS, JS and SG also received five year employee stock options under the Company's Employee Stock Option Plan to purchase an aggregate of 50,000 shares of Common Stock at a price of $4.50 per share.

         Upon consummation of the acquisition, Battery Network entered into leases with JWS Partnership, an affiliate of the BN Stockholders, with respect to its facilities in McHenry, Illinois and Long Branch, New Jersey. Each lease is for a five year term, and contains a five year renewal option. The aggregate rent for the two leases is $143,000 per annum subject to increases commencing with the third year based on increments in the Consumer Price Index. The lessee is to bear the insurance, real estate taxes and maintenance related to the properties.

         The cash portion of the purchase price was funded with a portion of the proceeds of a borrowing pursuant to a Revolving Credit, Term Loan and Security Agreement, dated January 6, 1997 (the "Loan Facility"), between IBJ Schroder Bank & Trust Company, as Agent ("IBJ") and the Company and all its subsidiaries. The Loan Facility consists of a $3,000,000 three year Term Loan payable in 35 monthly installments of $50,000 each with the balance to be paid at maturity and a revolving credit of up to $10,000,000 to be advanced at the rate of 80% of eligible accounts receivable and 50% of inventories. The revolving credit loans bear interest at the rate of 1/4 of 1% plus the higher of (i) the base commercial lending rate of IBJ or (ii) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers plus 1/4 of 1%. The interest on the Term Loan is 1/2% higher than the revolving credit loan interest rate. The loans are secured by a pledge of the assets of the borrowers and a pledge of the outstanding capital stock of the subsidiaries of the Company.

         Pursuant to its Management Services Agreement with Founders Management Services, Inc. ("Founders") the Company will pay Founders with which Messrs. Warren H. Haber, Chairman of the Board and Chief Executive Officer and John L. Teeger, Vice President, Secretary and a Director of the Company, are affiliated, for its origination and negotiating services in connection with the acquisitions and loan, $240,000 and five year warrants to purchase 50,000 shares of Common Stock at a price of $4.125 per share, the closing sale price of the Common Stock on NASDAQ on the date of the closing and financing of the acquisitions, to each of Messrs. Warren H. Haber and John
L. Teeger pursuant to the authorization of Founders.


ITEM 8.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of businesses acquired

                  (1)      Report of independent auditors

                  (2) Combined Balance Sheets of Battery Network, Inc., W.S. Battery & Sales Company, Inc. and WSJ as of September 30, 1996 and December 31, 1995

                  (3) Combined Statements of Operations and Retained Earnings of the Combined Corporations for the nine months ended September 30, 1996 and years ended December 31, 1995 and December 31, 1994

                  (4) Combined Statements of Cash Flow of the Combined Corporations for the nine months ended September 30, 1996 and years ended December 31, 1995 and December 31, 1994

                  (5)      Notes to Combined Financial Statements

         (b)      Pro Forma Financial Information

                  (1) Unaudited Pro Forma Combined Balance Sheet of the Combined Corporations and the Company as of September 30, 1996*

                  (2) Unaudited Pro Forma Combined Statement of Income of the Combined Corporations for the nine months ended September 30, 1996 and the year ended
                           December 31, 1995*

         (c)      Exhibits

                  (1) Copy of the Stock Purchase Agreement relating to acquisition of the outstanding capital stock of Battery Network, Inc.

                  (2) Copy of Stock Purchase Agreement relating to acquisition of outstanding capital stock of W.S. Battery Sales & Company, Inc.

                  (3) Copy of Asset Purchase Agreement relating to acquisition of assets of WSJ Enterprises, Inc.

                  (4) Form of Option Certificates issued to the former stockholders of Battery Network, Inc.

                  (5) Copy of Employment Agreement between Battery Network, Inc. and Susan Grandt

                  (6) Copy of Employment Agreement between Battery Network, Inc. and William Steven Sapp

                  (7) Copy of Employment Agreement between Battery Network, Inc. and James Sapp

                  (8) Copy of Bonus Agreement between the Company and William Steven Sapp and James Sapp

 --------
* Filed with Amendment No. 1.

                  (9) Copy of Revolving Credit, Term Loan and Security Agreement, dated January 6, 1997 among IBJ Schroder Bank & Trust Company as Agent and the Company, Advanced Fox Antenna, Inc. Tauber Electronics, Inc., Battery Acquisition Corp. Specific Energy Corporation, Battery Network, Inc. and W.S. Battery & Sales Company, Inc.

                  (10)     Copy of Term Note issued pursuant to the Loan
                           Agreement

                  (11) Copy of Revolving Credit Note issued pursuant to the Loan Agreement (12) Form of Pledge Agreement with respect to pledge of outstanding shares of each subsidiary of the Company.

                  (12) Form of Warrant issued to Messrs. Warren H. Haber and John L. Teeger pursuant to authorization of Founders*

                  (13) Copy of lease between J.W.S. Partnership and Battery Network, Inc. relating to McHenry, Illinois property

                  (14) Copy of Lease between J.W.S. Partnership and Battery Network, Inc. relating to Long Branch, New Jersey property

--------
*  Filed with Amendment No. 1.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

BACKGROUND

         In April 1996, Batteries Batteries, Inc. (the "Company") acquired, by merger or stock acquisition (the "Mergers"), simultaneously with the closing of its initial public offering of common stock and redeemable common stock warrants (the "Offering"), Advanced Fox Antenna, Inc. ("Advanced Fox") and Tauber Electronics, Inc. ("Tauber") (collectively, the "Merger Companies), for common stock and cash. These three businesses through the date of the Mergers are referred to herein as the "Founding Companies." As a result of the substantial continuing interests in the Company of the former stockholders of the Founding Companies, the historical financial information of each of the Founding Companies has been combined on a historical cost basis in accordance with generally accepted accounting principles as if the Founding Companies had always been members of the same operating group. In June 1995, the Company acquired 95% of the outstanding common stock of Specific Energy Corporation ("Specific Energy") in a business combination accounted for as a purchase. (In June 1996, the Company acquired the remaining minority 5% interest in cash.) The historical consolidated financial statements are representative of what the financial position and results of operations would have been as if the Founding Companies, except for Specific Energy, had been combined at the beginning of fiscal 1995. Specific Energy is included from June 1, 1995.

         On January 7, 1997, effective January 1, 1997, the Company acquired the business and related assets of Battery Network, Inc. and affiliated companies ("Battery Network") in a business combination accounted for as a purchase.

BASIS OF PRESENTATION

         The unaudited pro forma combined balance sheet gives effect to the acquisition of Battery Network as if such acquisition had occurred on the Company's most recent balance sheet dated September 30, 1996.

         The unaudited pro forma combined statements of income give effect to the acquisitions of Battery Network and Specific Energy, the Mergers and the Offering as if such events had occurred on January 1, 1995.

         The pro forma combined statement of income for the nine months ended September 30, 1996 includes the unaudited interim financial information of the Company and the audited financial information of Battery Network, Inc. for the nine months ended September 30, 1996.

         The pro forma combined statement of operations for the year ended December 31, 1995 includes: (1) the audited financial information of the Company for the year ended December 31, 1995 (which includes the results of the Founding Companies for the year and of Specific Energy.

from its effective date of acquisition, June 1, 1995), (2) the audited financial information of Specific Energy for the four months ended May 31, 1995 and (3) the audited financial information of Battery Network for the year ended December 31, 1995.

         Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein are not necessarily indicative of the results the Company would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this report and other filings of the Company.



                                             BATTERIES BATTERIES, INC.

                                    UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                September 30, 1996
                                                  (in thousands)


                                                                           Battery
                                                                           Network,         Pro Forma
ASSETS                                                  The Company          iNC.           Adjustments(1)         Combined
------                                                  -----------         --------       ------------         ---------
CURRENT ASSETS:
   Cash and cash equivalents                             $   2,283             1,262            (2,788) (c)           757
   Accounts receivable                                       2,551             2,697              (684) (a)         4,564
   Inventories                                               4,555             4,804                                9,359
   Prepaid expenses and other current assets                   253               161                                  414
   Current deferred income taxes                                39                                                     39
                                                          ---------         --------       -----------             ------
           Total current asstes                              9,681             8,924            (3,472)            15,133
                                                          --------           -------       -----------             ------

PROPERTY AND EQUIPMENT - Net                                   641               184                                  825
EXCESS OF COST OVER NET ASSETS ACQUIRED                        621                               4,233 (a)          4,854
OTHER ASSETS                                                   280                                 198 (c)            478
                                                          --------           -------       -----------             ------

TOTAL                                                     $ 11,223             9,108               959             21,290
                                                           =======           =======       -----------             ======

LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------
CURRENT LIABILITIES:
   Short-term debt                                        $    590                                (590)(b)
   Accounts payable                                            850             1,310                                2,160
   Accrued expenses                                            469                                                    469
   Redeemable Preferred Stock                                  750                                                    750
   Other current liabilities                                  80               174                                  254
   Due to stockholders                                                         6,152            (6,152)(d)
   Current Portion of Long Term debt and
   capital lease obligations                                    24                                 600 (c)            624
                                                          --------           -------       -----------             ------
           Total current liabilities                         2,763             7,636            (6,142)             4,257
                                                           -------           -------        ----------             ------
LONG-TERM DEBT                                                  13                               6,304 (c)          6,317
OBLIGATIONS UNDER CAPITAL LEASES                                23                                                     23
DEFERRED INCOME TAXES AND OTHER
 DEFERRED CREDITS                                                9                                                      9

STOCKHOLDERS' EQUITY
   Common Stock                                                  4                 5                (5)(d)              4
   Additional paid-in capital                                8,001                               2,269 (d)         10,270
   Retained earnings                                           410             1,467            (1,467)(d)            410
                                                          --------          --------        ----------          ---------
           Total stockholders' equity                        8,415             1,472               797             10,684
                                                          --------          --------      ------------            -------
TOTAL                                                     $ 11,223             9,108               959             21,290
                                                          ========          ========      ============            =======



See notes to unaudited pro forma combined financial statements








                                                      BATTERIES BATTERIES, INC.

                                          UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                                NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                   (In thousands, except share and
                                                           per share data)


                                                       Battery
                                          The          Network,        Pro Forma
                                        Company          Inc.        Adjustments(2)     Combined
                                        -------        --------      --------------     ---------
NET SALES........................        $18,897        $17,069                         $35,966
COST OF SALES....................         13,439         13,235                          26,674
                                         -------        -------                          ------
   Gross profit..................          5,458          3,834                           9,292
SELLING, GENERAL AND                                                        (147)(h)
 ADMINISTRATIVE EXPENSES.........          4,744          2,675             (127)(i)      7,693
                                         -------        -------       ----------         ------
INCOME  FROM OPERATIONS..........            714          1,159             (274)         1,599
INTEREST EXPENSE, NET AND OTHER
 (INCOME) .......................              6            107              476 (i)        589
                                          ------        -------       ----------         ------
INCOME BEFORE PROVISION (BENEFIT)
 FOR INCOME TAXES................            708          1,052             (750)         1,010

PROVISION (BENEFIT) FOR INCOME
 TAXES...........................            253           (24)              185 (j)        414
                                         -------       --------        ---------         ------
NET INCOME.......................            455          1,076             (935)           596
                                                          =====
PREFERRED STOCK DIVIDED
 REQUIREMENTS....................             45                                             45
                                          ------                                         ------
NET INCOME APPLICABLE
 TO COMMON STOCKHOLDERS..........         $  410                                         $  551
                                          ======                                         ======
WEIGHTED AVERAGE SHARES
 OUTSTANDING.....................                                                     4,550,000
                                                                                      =========
INCOME PER COMMON
 SHARE APPLICABLE TO
 COMMON STOCKHOLDERS.............                                                          $.12
                                                                                           ====


See notes to unaudited pro forma financial statements

                           BATTERIES BATTERIES, INC.

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                         YEAR ENDED DECEMBER 31, 1995

                        (In thousands except share and
                                per share data)

                                                       Specific
                                                        Energy
                                                      Four Months       Battery
                                       The              Ended           Network,      Pro Forma
                                     Company         May 31, 1995         Inc.       Adjustments(2)      Combined
                                     -------        ------------      ----------     -------------      ---------
NET SALES........................        $21,029           $  853        $23,041                          $44,923
COST OF SALES....................         15,238              580         17,531                           33,349
                                          ------          -------         ------                           ------
   Gross profit..................          5,791              272          5,510                           11,573
                                                                                          (289)(e)
                                                                                             8 (j)
SELLING, GENERAL AND                                                                      (439)(h)
 ADMINISTRATIVE  EXPENSES .......          4,577              224          5,944           169 (i)        10,194
                                        --------          -------        -------    ----------             ------
INCOME (LOSS) FROM OPERATIONS....          1,214               48           (434)         (551)              1,379
                                                                                             5 (f)
INTEREST EXPENSE, NET AND OTHER                                                            (74)(g)
 (INCOME)........................             23                              50           681 (c)           685
                                        --------      -----------       --------    ----------             ------
INCOME BEFORE PROVISION (BENEFIT)
 FOR INCOME TAXES................          1,191               48           (484)          (61)               694
PROVISION (BENEFIT) FOR INCOME
 TAXES...........................            (98)              12             21           349 (j)           284
                                        --------          -------         -------   ----------             -----
NET INCOME.......................          1,289               36           (505)(l)      (410)               410
                                                          =======      ------------
PREFERRED STOCK DIVIDEND
 REQUIREMENTS....................             53                                           (20) (g)            33
                                          ------                                                               --
NET INCOME APPLICABLE
 TO COMMON STOCKHOLDERS..........       $  1,236                                                  $           377
                                        ========                                                 ================
WEIGHTED AVERAGE SHARES
 OUTSTANDING.....................                                                                       4,550,000 (k)
                                                                                                 ================
INCOME PER COMMON SHARE
 APPLICABLE TO COMMON
 STOCKHOLDERS ...................                                                                 $           .08
                                                                                                 ================

See notes to unaudited pro forma combined financial statements


                                 Page 10 of 13






                               BATTERIES BATTERIES, INC.

              NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      (DOLLARS IN THOUSANDS EXCEPT AS TO SHARES)

1.         Unaudited Pro Forma Combined Balance Sheet Adjustments

   (a) Adjustment to reflect the creation of goodwill representing the excess of purchase price over the net assets acquired. Excluded from the net assets of Battery Network acquired by the Company is $684 of accounts receivables retained by the seller. The purchase price of $11,173 was computed assuming (i) the issuance of 550,000 shares of common stock of the Company at a price of $4.125 per share, (ii) cash consideration of $8,314, and (iii) acquisition costs of $590. Such estimate of goodwill is preliminary and subject to change.

   (b) Adjustment to reflect the required payment of Advanced Fox's short term debt resulting from the occurrence of the Battery Network acquisition.

   (c) Adjustment to reflect a portion of the purchase price expected to be financed through bank borrowings at 7.75% per annum and the remainder to be financed with available cash.

   (d) Due to stockholders, common stock, additional paid in capital and retained earnings have been adjusted to eliminate the equity balances of Battery Network and reflect the common stock and additional paid-in capital for the issuance of 550,000 shares of common stock of the Company.

2.         Unaudited Pro Forma Combined Statements of Income Adjustments

   (e) Adjustment to reflect a decrease in the corporate overhead resulting from the renegotiation of the executive compensation agreements with the Presidents of the Merger Companies offset by additional executives compensation and contractual management fees to be paid to Founders.

   (f) Adjustment to reflect an increase in interest expense and an increase in amortization expense on the excess of cost over net assets acquired related to the acquisition of Specific Energy. Such excess of cost over net assets acquired is being amortized on a straight-line basis over an estimated life of 25 years.

   (g) Adjustment to reflect the reduction in interest expense resulting from the retirement of debt and the reduction of the preferred stock dividend resulting from the application of a portion of the net proceeds of the Offering.

                                 Page 11 of 13






   (h) Adjustment to reflect an increase (decrease) in the corporate overhead resulting from the renegotiation of the executive compensation agreements with the stockholders of Battery Network and contractual management fees to be paid to Founders.

   (i) Adjustment to reflect an increase in interest expense and an increase in amortization expense on the excess of cost over net assets acquired related to the acquisition of Battery Network. Such excess of cost over net assets acquired is being amortized on a straight-line basis over an estimated life of 25 years.

   (j) Adjustment to record the income tax effect of the pro forma operating adjustments and the pro forma tax provisions for Battery
           Network and the predecessor companies which were organized as Subchapter S corporations. The provision for income taxes on the unaudited combined pro forma results of operations have been calculated at an effective rate of 41%.

   (k) The weighted average common shares outstanding include the following:

           Shares outstanding prior to the Offering              740,000
           Shares issued to acquire Tauber                       300,000
           Shares issued to acquire Advanced Fox                 660,000
           Shares issued in the Offering                       2,300,000
           Shares issued in connection with the
              acquisition of Battery Network                     550,000
                                                               ---------
                   Total                                       4,550,000
                                                               ==========
           Common Stock equivalents attributable to stock options and warrants are not significant.

Notes:
-----
(1)        Included in the results of operations of Battery Network for the year ended December 31, 1995 is a provision of $1,766 for the write off of certain tooling and equipment. Excluding this charge, pro forma net income applicable to common stockholders would have been
           $1,348 ($.30 per share).

                                 Page 12 of 13




                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 1997

                                                BATTERIES BATTERIES, INC.
                                                      (Registrant)


                                            By:       /s/ Ronald E. Badke
                                                -------------------------------
                                                Ronald E. Badke, Chief Financial
                                                and Chief Operating Officer

                                 Page 13 of 13


